EXHIBIT A

                             JOINT FILING AGREEMENT
         Each of the undersigned hereby agrees that the Statement on Schedule 13G/A with respect to the securities of Steakhouse Partners, Inc., dated February 1, 2005, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Date: February 1, 2005                   Eye of the Round, LLC

                                         By:  /s/ Steven B. Sands
                                              ------------------------------
                                              Name: Steven B. Sands
                                              Title: Manager

Date: February 1, 2005                        /s/ Steven B. Sands
                                              ------------------------------
                                              Steven B. Sands

Date: February 1, 2005                   Critical Capital Growth Fund, L.P.

                                         By:  Critical Capital L.P.
                                         Its: General Partner

                                         By:  Critical Capital Corporation
                                         Its: Managing General Partner

                                         By:  /s/ Steven B. Sands
                                              ------------------------------
                                              Steven B. Sands, Chairman